UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Date of Report (Date of earliest event reported): October 5, 2007

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

ATLANTIC SYNDICATION NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-26383	88-0325940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3275 West Jones Blvd. #106 Las Vegas, Nevada	89146
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 388-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Merger of Subsidiary with and into Atlantic Syndication Network, Inc. and Change of Name to Zealous Trading Group, Inc.

On September 28, 2007, Atlantic Syndication Network, Inc., a Nevada corporation (the “Company”), filed Articles of Merger with the Secretary of State of the State of Nevada providing that Zealous Trading Group, Inc., a Nevada corporation and wholly owned subsidiary of the Company, will be merged with and into the Company effective on October 5, 2007. On the effective date of the merger the Company will change its name to Zealous Trading Group, Inc. The transaction was approved by the Board of Directors of the Company as permitted under the Nevada Revised Statues.

Item 8.01    Other Events.

Change of Trading Symbol and CUSIP Number.

As a result of the change of the Company's name, effective at the opening of the financial markets on Friday, October 5, 2007 the Company's trading symbol will be changed to ZLST.OB. In addition, on such date the Company's new CUSIP Number will be 98920P 105.

Item 9.01    Financial Statements and Exhibits

3.1    Articles of Merger filed with the Nevada Secretary of State on September 28, 2007, providing for the merger of Zealous Trading Group, Inc., a Nevada corporation and a wholly owned subsidiary of the Company, with and into the Company, and also including an Amendment to Articles of Incorporation changing the Company's name to Zealous Trading Group, Inc., all to be effective as of October 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 5, 2007	Atlantic Syndications Network, Inc.

	By:	/s/ Milton C. Ault, III
Milton C. Ault, III
President and Chief Executive Officer